UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 18, 2008
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 23, 2008, CA, Inc. (the “Company”) announced the election of Richard J. Beckert, 46, as Corporate Senior Vice President and Corporate Controller, who will also serve as the Company’s principal accounting officer, effective upon the resignation of the current Corporate Senior Vice President and Corporate Controller (who is expected to stay with the Company through the filing of the Company’s next quarterly financial report). The term of this office will expire at the first meeting of the Company’s Board of Directors following the 2008 Annual Meeting of Stockholders, subject to any earlier resignation or removal.
Prior to being elected to become the Company’s Corporate Senior Vice President and Corporate Controller, Mr. Beckert served as the Company’s Senior Vice President, Strategic Pricing and Offerings from September 2006, with responsibility for setting and implementing worldwide pricing strategy for the Company’s products. Prior to joining the Company, from August 2005 to September 2006, Mr. Beckert was Division Controller — Data Management Division and from September 2004 through August 2005, Division Controller — Lotus Division at International Business Machines Corporation (“IBM”). In these Division Controller roles, his responsibilities included budgeting, forecasting and reporting all aspects of pre-tax profit and loss for the Divisions, as well as leading acquisition integration, strategic planning and product portfolio management efforts. From September 2001 through September 2004, Mr. Beckert served as Director of Financial Operations — IBM Americas Software with responsibilities that included planning, forecasting and reporting for software sales, and all aspects of pre-tax profit and loss for software sales in North and South America.
In connection with the Corporate Senior Vice President and Corporate Controller role, it is anticipated that Mr. Beckert will receive a one time award of approximately 14,000 restricted shares of the Company’s common stock that will vest in equal portions over the next three years, in addition to salary and incentive compensation increases associated with this new role.
Mr. Beckert will replace Marc F. Stoll, who gave notice of his intention to resign on June 18, 2008 in order to pursue other opportunities. Mr. Stoll’s resignation is expected to be effective upon the filing of the Company’s next quarterly financial report, as he is staying with the Company to assist in transition efforts during this time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: June 23, 2008	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Vice President, Corporate Governance and Assistant Secretary